Exhibit 10.26

LOAN AGREEMENT

This Loan Agreement is dated as of                    , and is between JACKSONVILLE BANCORP, INC., a Florida corporation (the “Borrower”), and                     , (the “Lender”).

The Borrower desires to borrow funds and obtain other financial accommodations from the Lender. The Lender is willing to lend funds and extend other financial accommodations to the Borrower under the terms and conditions set forth in this agreement.

The parties therefore agree as follows:

1. DEFINITIONS; OTHER INTERPRETIVE PROVISIONS.

1.1. Defined Terms. For the purposes of this agreement, the definitions apply:

“Bankruptcy Code” means the United States Bankruptcy Code, as now existing or hereafter amended.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Jacksonville, Florida.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date of this agreement, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Change in Control” means the occurrence of any of the following events: (1) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date of this agreement), of Capital Securities representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Securities of the Borrower; or (2) the Borrower ceases to own and control, directly or indirectly, 100% of each class of the outstanding Capital Securities of Jacksonville Bank.

“Default” means any event that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means a per annum rate of interest equal to the Revolving Loan Interest Rate plus 2%.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” means any of the events or conditions which are set forth in section 6.1.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Indemnified Party” refers to the Lender and each of its attorneys and agents.

“Jacksonville Bank” means The Jacksonville Bank, a Florida corporation and a wholly owned subsidiary of the Borrower

“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation, including, without limitation, any mortgage, lien, encumbrance, title retention lien, charge, or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan Documents” means this agreement, each Revolving Loan Note, and all other instruments, documents, certificates, and agreements from time to time executed and delivered by the Borrower for the benefit of the Lender pursuant to any of the foregoing, and all amendments, restatements, supplements, and other modifications thereto.

“Obligations” means the Revolving Loans, as evidenced by any Revolving Note; all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder); any fees due the Lender under this agreement; any expenses incurred by the Lender under this agreement; all liabilities and obligations of the Borrower under this agreement, under any other Loan Document; any reimbursement obligations of the Borrower in respect of surety bonds; and any and all other liabilities and obligations owed by the Borrower to the Lender from time to time, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals, extensions, restatements, or replacements of any of the foregoing.

“Person” means any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Revolving Loan” means each direct advance made by the Lender to the Borrower under and pursuant to this agreement, as set forth in section 2.1.

“Revolving Loan Commitment” means                 .

“Revolving Loan Interest Rate” means a per annum rate of interest equal to 8%.

“Revolving Loan Maturity Date” means January 1, 2015, or any earlier date as of which the Revolving Loans are accelerated or the Revolving Commitment is terminated, in each case as provided in this agreement.

“Revolving Loan Note” means a promissory note in the form prepared by and acceptable to the Lender, dated as of the date of this agreement, in the amount of the Revolving Loan Commitment and maturing on the Revolving Loan Maturity Date, duly executed by the Borrower and payable to the order of the Lender, together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Lender and given in substitution therefor.

“Voidable Transfer” is as defined in section 7.20.

1.2. Other Interpretive Provisions. (a) Section references are to this agreement unless otherwise specified. The words “of this agreement,” “in this agreement” and “under this agreement” and words of similar import when used in this agreement refer to this agreement as a whole and not to any particular provision of this agreement. The term “including” is not limiting, and means “including, without limitation.” Unless otherwise expressly provided in this agreement, (1) references to agreements (including this agreement and the other Loan Documents) and other contractual instruments are deemed to include each subsequent amendment, restatement, supplement, and other modification thereto, but only to the extent that that amendment, restatement, supplement, or other modification is not prohibited by the terms of any Loan Document, and (2) references to any statute or regulation are to be construed as including all statutory and regulatory provisions amending, replacing, supplementing, or interpreting that statute or regulation.

(b) To the extent that any other Loan Document is inconsistent with this agreement, this agreement governs.

2. COMMITMENT OF THE LENDER.

2.1. Revolving Loans. (a) Subject to this agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth in this agreement and in the other Loan Documents, the Lender agrees to make Revolving Loans to the Borrower at such times as the Borrower from time to time requests until, but not including, the Revolving Loan Maturity Date, and in such amounts as the Borrower from time to time requests. The aggregate principal balance of all Revolving Loans outstanding at any time may not exceed the Revolving Loan Commitment. Revolving Loans made by the Lender may be repaid and, subject to the terms and conditions of this agreement, borrowed again up to, but not including, the Revolving Loan Maturity Date unless the Revolving Loans are otherwise accelerated, terminated, or extended as provided in this agreement.

(b) Except as otherwise provided in this section 2.1(b), the principal amount of the Revolving Loans outstanding from time to time will bear interest at the Revolving Loan Interest Rate. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time will be due and payable quarterly in arrears on the last day of each March, June, September, and December, commencing on December 31, 2011 , and on the Revolving Loan Maturity Date. From and after maturity, or after the occurrence and during the continuation of an Event of Default, interest on the outstanding principal balance of the Revolving Loans, at the option of the Lender, may accrue at the Default Rate and will be payable upon demand from the Lender.

(c) The Borrower shall pay to the Lender, quarterly in arrears on the last day of each March, June, September and December, commencing on December 30, 2011 , and on the Revolving Loan Maturity Date, a non-utilization fee in an amount equal to (1) 2% per annum, multiplied by (2) the result of (A) the Revolving Loan Commitment, minus (B) the daily average of the aggregate principal amount of all Revolving Loans outstanding.

(d) The Borrower shall repay all Revolving Loans under this agreement on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this agreement. The Borrower may from time to time prepay the Revolving Loans, in whole or in part, without any prepayment penalty whatsoever.

(e) The Borrower may, upon 30 days’ prior written notice to the Lender, terminate the Revolving Commitment and this credit facility. Concurrently with any such termination of the Revolving Commitment that occurs before the date that is two years after the date of this agreement, the Borrower shall pay to the Lender an early termination fee in an amount equal to 2% of the Revolving Commitment.

(f) The Revolving Loans are evidenced by one or more Revolving Loan Notes.

(g) Each Revolving Loan will be made available to the Borrower upon any written, verbal, electronic, telephonic, or telecopy loan request which the Lender in good faith believes to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. Each such request will be effective upon receipt by the Lender, will be irrevocable, and must specify the requested funding date and amount. A request for a direct advance must be received by the Lender no later than 11:00 a.m. (Jacksonville, Florida, time) fourteen calendar days before the day it is to be funded. The Borrower hereby irrevocably confirms, ratifies, and approves all such advances by the Lender and hereby indemnifies the Lender against losses and expenses (including court costs, attorneys’, and paralegals’ fees) and shall hold the Lender harmless with respect thereto.

2.2. Interest and Fee Computation; Collection of Funds. Except as otherwise set forth in this agreement, all interest and fees are calculated on the basis of a year consisting of 360 days and for the actual number of days elapsed. Principal payments submitted in funds not immediately available will continue to bear interest until collected. If any payment to be made by the Borrower under this agreement or under any Revolving Loan Note becomes due on a day other than a Business Day, that payment must be made on the next succeeding Business Day and that extension of time will be included in computing any interest in respect of that payment. Notwithstanding anything to the contrary contained in this agreement, the final payment due under any of the Revolving Loans must be made by wire transfer or other immediately available funds. All payments made by the Borrower under this agreement or under any of the Loan Documents must be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments under this agreement or under any of the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person must be made by the Borrower free and clear of, and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority.

3. CONDITIONS OF BORROWING. The Lender’s obligation to disburse, make, or continue all or any Revolving Loan or any portion of the Revolving Loans on any date is subject in each case to the satisfaction of the following conditions:

(1)	that on or before that date the Borrower has delivered to the Lender, and the Lender has received, all Loan Documents and all other certificates, financial statements, schedules, resolutions, opinions of counsel, notes, and other documents that are provided for under this agreement or that the Lender otherwise reasonably requires;

(2)	that no Default or Event of Default has occurred and is continuing as of that date; and

(3)	that each representation and warranty contained in this agreement or in any other Loan Document is accurate as of that date, with the same effect as though that representation or warranty had been made on and as of that date.

4. REPRESENTATIONS AND WARRANTIES. To induce the Lender to make the Revolving Loans, the Borrower makes the following representations and warranties to the Lender, each of which will survive the execution and delivery of this agreement:

4.1. Borrower Organization and Name. The Borrower is a corporation duly organized, existing, and in good standing under the laws of the state of Florida, with full and adequate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires that qualification or licensing, except for any jurisdiction where the failure to so qualify could not reasonably be expected to have a material adverse effect on the Borrower. The exact legal name of the Borrower is as set forth in the introductory clause of this agreement.

4.2. Authorization. The Borrower has full right, power, and authority to enter into this agreement, to make the borrowings, and execute and deliver the Loan Documents as provided in this agreement and to perform all of its duties and obligations under this agreement and the other Loan Documents. The execution and delivery of this agreement and the other Loan Documents and the observance or performance of any of the matters and things in this agreement or therein set forth will not violate or contravene any provision of law or of the organizational documents of the Borrower. All necessary and appropriate action has been taken on the part of the Borrower to authorize the execution and delivery of this agreement and the Loan Documents.

4.3. Validity and Binding Nature. This agreement and the other Loan Documents are the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to bankruptcy, insolvency, and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

4.4. Consent; Absence of Breach. The execution, delivery, and performance of this agreement, the other Loan Documents, and any other documents or instruments to be executed and delivered by the Borrower in connection with the Revolving Loans, and the borrowings by the Borrower under this agreement, do not and will not (1) require any consent, approval, authorization of, filings with, notice to, or other act by or in respect of any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); or (2) conflict with any of the following: (A) any provision of law or any applicable regulation, order, writ, injunction, or decree of any court or governmental authority; (B) the organizational documents of the Borrower; or (C) any material agreement, indenture, instrument, or other document, or any judgment, order, or decree, which is binding upon the Borrower or any of its properties or assets.

4.5. Permits; Franchises. The Borrower possesses all permits, memberships, franchises, contracts, and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

4.6. Litigation. Except as disclosed to the Lender in writing, there is no litigation, arbitration proceeding, demand, charge, claim, petition, or governmental investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower, in each case which, if adversely determined, could reasonably be expected to have a material adverse effect upon the Borrower.

4.7. Event of Default. No Event of Default or Default exists or would result from the incurrence by the Borrower of any of the Obligations under this agreement or under any of the other Loan Document, and the Borrower is not in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party, the effect of which could reasonably be expected to have a material adverse effect on the Borrower.

4.8. Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation, or proceeding (or threatened litigation or proceeding or basis therefor) exists which could reasonably be expected to have a material adverse effect upon the Borrower or which would constitute a Default or an Event of Default.

4.9. Business Loan. The Revolving Loans, including interest rate, fees and charges as contemplated hereby, are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and do not (and when disbursed will not) violate the provisions of the Florida usury laws, any consumer credit laws, or the usury laws of any state which may have jurisdiction over this transaction or the Borrower.

4.10. Taxes. The Borrower has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges, and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books, are insured against or bonded over to the satisfaction of the Lender. There is no controversy or objection pending or, to the knowledge of the Borrower, threatened in respect of any tax returns of the Borrower. The Borrower has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

4.11. Compliance with Regulation U. No portion of the proceeds of the Revolving Loans will be used by the Borrower, or any affiliate of the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

4.12. Complete Information. This agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Borrower to the Lender for purposes of, or in connection with, this agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrower to the Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Lender that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

5. COVENANTS.

5.1. Borrower Existence. (a) The Borrower shall at all times (1) preserve and maintain its existence and good standing in the jurisdiction of its organization; (2) preserve and maintain its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a material adverse effect on the Borrower); and (3) continue as a going concern in the business which the Borrower is presently conducting.

(b) The Borrower shall not (1) engage in any line of business other than the businesses engaged in on the date of this agreement and businesses reasonably related thereto; (2) change its name, its type of organization, its jurisdiction of organization, or other legal structure; or (3) permit any of its organizational documents to be amended or modified in any way that could reasonably be expected to have a material adverse effect on the Lender.

5.2. Compliance with Laws. (a) The Borrower shall use the proceeds of the Revolving Loans for working capital and other general corporate or business purposes not in contravention of any requirements of law and not in violation of this agreement.

(b) The Borrower shall comply in all respects, including in the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses, and permits, except where failure to comply could not reasonably be expected to have a material adverse effect on the Borrower. In addition, and without limiting the foregoing sentence, the Borrower (1) shall ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary is or listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders; and (2) shall not use or permit the use of the proceeds of the Revolving Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or executive order relating thereto.

5.3. Payment of Taxes and Liabilities. The Borrower shall pay and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes and all governmental charges or levies against it, as well as claims of any kind which, if unpaid, could become a Lien on any of its property, but the Borrower will not be required under this section 5.3 to pay any such tax or charge so long as it contests the validity thereof in good faith by appropriate proceedings and sets aside on its books adequate reserves with respect thereto in accordance with GAAP.

5.4. Property. The Borrower shall at all times maintain, preserve, its properties in good repair, working order, and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof is fully preserved and maintained.

5.5. Insurance. The Borrower shall maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower’s and deliver to Lender from time to time at Lender’s request schedules setting forth all insurance then in effect

5.6. ERISA. The Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer. Promptly upon becoming aware thereof, the Borrower shall advise the Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA) with respect to any such plan of the Borrower and furnish to the Lender a written statement setting forth details as to each such “Reportable Event” or “Prohibited Transaction” and each action, if any, that the Borrower proposes to take with respect thereto.

5.7. Financial Information. The Borrower shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP. The Borrower shall not make any change with respect to any such accounting principles without giving prior notification to the Lender. The Borrower shall furnish to the Lender or its authorized representatives all information regarding the business affairs, operations, and financial condition of the Borrower as the Lender reasonably requests from time to time.

5.8. Permits; Franchises. The Borrower shall maintain, preserve, and renew all permits, memberships, franchises, contracts, and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights, and fictitious name rights necessary to enable it to conduct the business without conflict with the rights of others.

5.9. Notice of Proceedings. Promptly upon becoming aware thereof, the Borrower shall give written notice to the Lender of any litigation, arbitration, or governmental investigation or proceeding not previously disclosed by the Borrower to the Lender that has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or to which any of its properties is subject, in each case which could reasonably be expected to have a material adverse effect on the Borrower.

5.10. Notice of Event of Default or Material Adverse Effect. Immediately after the commencement thereof, the Borrower shall give written notice to the Lender of the occurrence of any Default, Event of Default, or any condition or event that could reasonably be expected to have a material adverse effect on the Borrower.

5.11. Encumbrances. The Borrower shall not, either directly or indirectly, create, assume, incur, or suffer or permit to exist any Lien or charge of any kind or character upon the Capital Securities of Jacksonville Bank.

5.12. Mergers; Transfers; Sales. The Borrower shall not merge into or consolidate with any Person. The Borrower shall not sell, assign, transfer, or otherwise dispose of any of the Capital Securities of Jacksonville Bank without the prior written consent of the Lender. The Borrower shall not sell, lease, assign, transfer, or otherwise dispose of all or substantially all of its other assets other than in the ordinary course of business.

5.13. Transactions with Affiliates. The Borrower shall not, directly or indirectly, enter into or permit to exist any transaction with any of its affiliates or with any director, officer or employee of the Borrower other than transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of the Borrower and upon fair and reasonable terms which are fully disclosed to the Lender and are no less favorable to the Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an affiliate of the Borrower.

5.14. Inconsistent Agreements. The Borrower shall not enter into any agreement containing any provision that would be violated or breached by any borrowing by the Borrower under this agreement or by the performance by the Borrower of any of its Obligations under this agreement or under any other Loan Document.

6. EVENTS OF DEFAULT; REMEDIES.

6.1. Events of Default. The Borrower, without notice or demand of any kind, will be in default under this agreement upon the occurrence of any of the following events (each, an “Event of Default”):

(1)	any amount due and owing under this agreement or any Revolving Note or otherwise on account of any of the Obligations, whether by its terms or as otherwise provided in this agreement, is not paid when due;

(2)	any oral or written warranty, representation, certificate, or statement of the Borrower in this agreement, the other Loan Documents, or any other agreement with the Lender is false or inaccurate, in either case in any material respect, when made or at any time thereafter, or if any information now or hereafter furnished to the Lender by or on behalf of the Borrower proves to be false, inaccurate, or misleading in any material respect;

(3)	any failure to perform or default in the performance of any covenant, condition, or agreement contained in this agreement and, if capable of being cured, such failure to perform or default in performance continues for a period of ten Business Days after the Borrower receives notice or knowledge from any source of that failure to perform or default in performance, or in the other Loan Documents or any other agreement with the Lender and that failure to perform or default in performance continues beyond any applicable grace or cure period;

(4)	any breach or default in the payment or performance of any obligation imposed by any instrument or agreement (other than the Loan Documents) pursuant to which the Borrower has borrowed money from, or incurred liability to, any Person;

(5)	the Borrower becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Borrower applies for, consents to, or acquiesces in the appointment of a trustee, receiver, or other custodian for the Borrower or any of its property or makes a general assignment for the benefit of creditors; or, in the absence of any such application, consent, or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or for a substantial part of its property and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Borrower, and if any such case or proceeding is not commenced by the Borrower, it is consented to or acquiesced in by the Borrower or remains undismissed for 60 days; or the Borrower takes any action to authorize, or in furtherance of, any of the foregoing;

(6)	the occurrence of any Change in Control; or

(7)	the occurrence of any development, condition, or event that has a material adverse effect on the Borrower.

6.2. Remedies. Upon the occurrence of any Event of Default, the Lender may, in its discretion, declare its commitments to the Borrower to be terminated and all Obligations to be immediately due and payable. Upon such acceleration, Lender may exercise all rights and other remedies permitted under this agreement and the other Loan Documents and at law or equity, and any and all obligations of Lender to make any further Revolving Loans will terminate. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under this agreement and the other Loan Documents.

7. MISCELLANEOUS.

7.1. Obligations Absolute. None of the following will affect the Obligations of the Borrower to the Lender under this agreement: (1) acceptance or retention by the Lender of any interest in property as security for the Obligations; (2) release by the Lender of any party liable with respect to the Obligations; (3) release, extension, renewal, modification or substitution by the Lender of any Revolving Note, or any note evidencing any of the Obligations, or the compromise of the liability of any guarantor of the Obligations.

7.2. Entire Agreement. This agreement and the other Loan Documents (1) are valid, binding and enforceable against the Borrower and the Lender in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (2) constitute the entire agreement between the parties with respect to the subject matter of this agreement and thereof; and (3) are the final expression of the intentions of the Borrower and the Lender. No promises, either expressed or implied, exist between the Borrower and the Lender, unless contained in this agreement or therein. This agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers, or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution of this agreement with respect to any matter directly or indirectly related to the terms of this agreement and the other Loan Documents. This agreement and the other Loan Documents are the result of negotiations among the Lender, the Borrower, and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all such parties. Accordingly, this agreement and the other Loan Documents are not to be construed more strictly against the Lender merely because of the Lender’s involvement in their preparation.

7.3. Amendments; Waivers. No delay on the part of the Lender in the exercise of any right, power, or remedy will operate as a waiver thereof, and no single or partial exercise by the Lender of any right, power, or remedy will preclude other or further exercise thereof or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this agreement or the other Loan Documents will in any event be effective unless the same is in writing and acknowledged by the Lender, and then any such amendment, modification, waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

7.4. Waiver of Defenses. The Borrower, on behalf of itself and any guarantor of any of the obligations, waives every present and future defense, cause of action, counterclaim, or setoff which the Borrower may now have or hereafter may have to any action by the Lender in enforcing this agreement. Provided the Lender acts in good faith, the Borrower ratifies and confirms whatever the Lender may do pursuant to the terms of this agreement. This provision is a material inducement for the Lender granting any financial accommodation to the Borrower.

7.5. Forum Selection and Consent to Jurisdiction. Any litigation based on, or arising out of, under, or in connection with, this agreement or any other Loan Document must be brought and maintained exclusively in the courts of the state of Florida or in the United States District Court for the Middle District of Florida; provided that nothing in this agreement will be deemed or operate to preclude the Lender from bringing suit or taking other legal action in any other jurisdiction. The Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the state of Florida and of the United States District Court for the Middle District of Florida for the purpose of any such litigation as set forth above. The Borrower further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the state of Florida. The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

7.6. Waiver of Jury Trial. The Lender and the Borrower, after consulting or having had the opportunity to consult with counsel, each knowingly, voluntarily and intentionally waive irrevocably, any right to a trial by jury in any action or proceeding to enforce or defend any rights under this agreement, any other loan document, any of the other Obligations, or any amendment, instrument, document, or agreement delivered or which might in the future be delivered in connection herewith or therewith or arising from any lending relationship existing in connection with any of the foregoing, or any course of conduct or course of dealing in which the Lender and the Borrower are adverse parties, and each agrees that any such action or proceeding will be tried before a court and not before a jury. This provision is a material inducement for the Lender granting any financial accommodation to the Borrower.

7.7. Assignability. The Lender may at any time assign the Lender’s rights in this agreement, the other Loan Documents, the Obligations, or any part thereof. In addition, the Lender may at any time sell one or more participations in the Revolving Loans. The Borrower may not sell or assign this agreement, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender. This agreement is binding upon the Lender and the Borrower and their respective legal representatives and successors. All references in this agreement to the Borrower are deemed to include any successors, whether immediate or remote.

7.8. Confirmations. The Borrower and the Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Revolving Loans then outstanding.

7.9. Confidentiality. The Lender agrees to use commercially reasonable efforts (equivalent to the efforts the Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to it by the Borrower, including, without limitation, all information designated as confidential, except that the Lender may disclose any such information (1) to Persons employed or engaged by the Lender in evaluating, approving, structuring, or administering the Revolving Loans; (2) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this section 7.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (1) above); (3) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Lender to be compelled by any court decree, subpoena, or legal or administrative order or process; (4) as, on the advice of the Lender’s counsel, is required by law; (5) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Lender is a party; or (6) that ceases to be confidential through no fault of the Lender.

7.10. Binding Effect. This agreement will become effective upon execution by the Borrower and the Lender. If this agreement is not dated or contains any blanks when executed by the Borrower, the Lender is hereby authorized, without notice to the Borrower, to date this agreement as of the date when it was executed by the Borrower, and to complete any such blanks according to the terms upon which this agreement is executed.

7.11. Governing Law. This agreement and each other Loan Document are being delivered and accepted in the state of Florida and will be deemed to be contracts made under and governed by the internal laws of the state of Florida applicable to contracts made and to be performed entirely within that state, without regard to conflict of laws principles.

7.12. Enforceability. Wherever possible, each provision of this agreement is to be interpreted so as to be effective and valid under applicable law, but if any provision of this agreement is prohibited by or unenforceable or invalid under any jurisdiction, that provision will, solely as to that jurisdiction, be severable and be ineffective to the extent of that prohibition, unenforceability, or invalidity without invalidating the remaining provisions of this agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

7.13. Survival of Borrower Representations. All covenants, agreements, representations, and warranties made by the Borrower in this agreement will, notwithstanding any investigation by the Lender, be deemed material and relied upon by the Lender, will survive the making and execution of this agreement and the Loan Documents and the issuance of any Revolving Note, and will be deemed to be continuing representations and warranties until the Borrower has fulfilled all of its Obligations to the Lender and the Lender has been indefeasibly paid in full in cash. The Lender, in extending financial accommodations to the Borrower, is expressly acting and relying on the representations and warranties set forth in this agreement and the other Loan Documents.

7.14. Extensions of Lender’s Commitment. This agreement will govern the terms of any extensions or renewals of the Lender’s commitment under this agreement and any replacement note executed by the Borrower and accepted by the Lender in its sole and absolute discretion in substitution for any Revolving Note.

7.15. Time of Essence. Time is of the essence in making payments of all amounts due the Lender under this agreement and in the performance and observance by the Borrower of each covenant, agreement, provision, and term of this agreement.

7.16. Counterparts; Facsimile Signatures. This agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts will be deemed to be an original, but all of which counterparts together will constitute but one and the same agreement. Receipt of an executed signature page to this agreement by facsimile or other electronic transmission will constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lender will be deemed to be originals thereof.

7.17. Notices. (a) Except as otherwise provided in this agreement, the Borrower waives all notices and demands in connection with the enforcement of the Lender’s rights under this agreement.

All notices, requests, demands, and other communications provided for under this agreement must be in writing and addressed as follows or, as to each party, at any other address designated by that party in a written notice to each other party complying as to delivery with the terms of this section 7.17:

To the Borrower:	Jacksonville Bancorp, Inc. 100 North Laura Street Jacksonville, Florida 32202 Attention: Chief Financial Officer
To the Lender:

(b) All notices addressed as above will be deemed to have been properly given (1) if served in person, upon acceptance or refusal of delivery; (2) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third day following the day that notice is deposited in any post office station or letter box; or (3) if sent by recognized overnight courier, on the first day following the day that notice is delivered to that courier. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in similar or other circumstances.

7.18. Costs, Fees, and Expenses. (a) The Borrower shall pay or reimburse the Lender for the following: all reasonable costs, fees, and expenses incurred by the Lender or for which the Lender becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations ,or enforcement of this agreement, the other Loan Documents, and all other documents provided for in this agreement or delivered or to be delivered under this agreement or in connection herewith (including any amendment, supplement, or waiver to any Loan Document), or during any workout, restructuring, or negotiations in respect thereof, including, without limitation, reasonable consultants’ fees and attorneys’ fees and time charges of counsel to the Lender, plus costs and expenses of such attorneys or of the Lender; and all taxes payable in connection with this agreement or the other Loan Documents, whether or not the transaction contemplated hereby is consummated. In furtherance of the foregoing, the Borrower shall pay any and all stamp and other taxes and other costs and expenses in connection with the execution and delivery of this agreement, any Revolving Note, and the other Loan Documents to be delivered under this agreement, and shall save and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any such costs and expenses.

(b) That portion of the Obligations consisting of costs, expenses, or advances to be reimbursed by the Borrower to the Lender pursuant to this agreement or the other Loan Documents which are not paid on or prior to the date of this agreement will be payable by the Borrower to the Lender on demand.

(c) The costs and expenses incurred by the Lender in any manner or way with respect to the following will be part of the Obligations, payable by the Borrower to the Lender on demand: (1) if at any time or times hereafter the Lender employs counsel for advice or other representation (A) with respect to this agreement or the other Loan Documents; (B) to represent the Lender in any litigation, contest, dispute, suit, or proceeding or to commence, defend, or intervene, or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Lender, the Borrower, or any other Person) in any way or respect relating to this agreement, the other Loan Documents, or the Borrower’s business or affairs; or (C) to enforce any rights of the Lender against the Borrower or any other Person that may be obligated to the Lender by virtue of this agreement or the other Loan Documents; or (2) if at any time or times hereafter the Lender attempts to or enforces any of the Lender’s rights or remedies under the Agreement or the other Loan Documents.

7.19. Indemnification. The Borrower shall defend (with counsel satisfactory to the Lender), protect, indemnify, exonerate, and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which will also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws, environmental laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this agreement and the Loan Documents, including the making or issuance and management of the Revolving Loans, the use or intended use of the proceeds of the Revolving Loans, the enforcement of the Lender’s rights and remedies under this agreement, the Loan Documents, any Revolving Note, any other instruments and documents delivered under this agreement, or under any other agreement between the Borrower and the Lender, but the Borrower will not have any obligations under this agreement to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or to have resulted from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity must be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, will be added to the Obligations of the Borrower. This section 7.19 will survive the satisfaction and payment of the other Obligations and the termination of this agreement.

7.20. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by the Borrower or the transfer to the Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender, the Obligations will automatically be revived, reinstated, and restored and will exist as though that Voidable Transfer had never been made.

7.21. Customer Identification—USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act.

[SIGNATURE PAGE FOLLOWS]

The parties are signing this Loan Agreement as of the date stated in the introductory clause.

JACKSONVILLE BANCORP, INC., as the Borrower

By:
Name:
Title:

, as the Lender

Signature page to

Loan Agreement

Schedule to Exhibit 10.26

The form of Loan Agreement was executed by the following persons for the revolving loan commitment amounts set forth beside their names:

R.C. Mills and Lois V. Mills - $300,000

Donald E. Roller (through living trust) - $200,000

Chelsea Rose - $50,000

John W. Rose and Cheryl Rose - $100,000

John W. Rose (through 401(k) account) - $150,000

Price W. Schwenck - $200,000

Price W. Schwenck - $100,000

Triad Financial Services, Inc. - $50,000